Exhibit 99.1

Vertex Announces First Quarter 2023 Financial Results

KING OF PRUSSIA, PA – May 10, 2023: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its first quarter ended March 31, 2023.

David DeStefano, President, Chief Executive Officer, and Chairperson of the Board stated “Companies all around the world are struggling with the complexity of indirect taxes, and Vertex continues to differentiate itself as the provider of choice in the tax automation space, especially with large enterprises. In the first quarter we delivered solid revenue growth and profitability, but we also saw very strong momentum on the go-to-market front and landed several large new deals with high profile customers. As a result, we are pleased with the first quarter results, and we are very excited about our opportunity for continued revenue growth and improving earnings leverage through the balance of 2023.”

First Quarter 2023 Financial Results

●	Total revenues of $132.8 million, up 15.5% year-over-year.
●	Software subscription revenues of $111.0 million, up 14.3% year-over-year.
●	Cloud revenues of $48.2 million, up 25.9% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $446.5 million, up 17.3% year-over-year.
●	Average Annual Revenue per direct customer (“AARPC”) was $104,370 at March 31, 2023, compared to $89,700 at March 31, 2022 and $100,500 at December 31, 2022.
●	Net Revenue Retention (“NRR”) was 110%, consistent with March 31, 2022, and the fourth quarter of 2022.
●	Gross Revenue Retention (“GRR”) was 96%, consistent with March 31, 2022, and the fourth quarter of 2022.
●	Loss from operations of $(8.9) million, compared to income from operations of $0.5 million for the same period prior year. Non-GAAP operating income of $16.5 million, compared to $16.2 million for the same period prior year.
●	Net loss of $(18.1) million, compared to net loss of $(0.3) million for the same period prior year.
●	Net loss per basic and diluted Class A and Class B shares of $(0.12) for 2023, compared to net loss of $(0.00) for the same period prior year.
●	Non-GAAP net income of $12.5 million and Non-GAAP diluted EPS of $0.08.
●	Adjusted EBITDA of $20.2 million, compared to $19.1 million for the same period prior year. Adjusted EBITDA margin of 15.2%, compared to 16.6% for the same period prior year.

John Schwab, Chief Financial Officer, stated, “Our key performance indicators all showed continued strength in the first quarter. GRR and NRR remained at industry-leading levels, and we delivered strong high-teens growth in ARR and a continued steady increase in AARPC. We believe our business is built to deliver sustained growth across economic cycles, and we remain optimistic about our outlook in 2023 and beyond.”

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the second quarter of 2023, the Company currently expects:

●	Revenues of $135 million to $137 million; and

●	Adjusted EBITDA of $21 million to $22 million.

For the full-year 2023, the Company currently expects:

●	Revenues of $550 to $556 million;
●	Cloud revenue growth of 27%; and
●	Adjusted EBITDA of $92 to $96 million.

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, litigation settlements, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, May 10, 2023, to discuss its first quarter 2023 financial results.

Those wishing to participate may do so by dialing 1-412-317-0494 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 10177800, or via the Company’s Investor Relations website. The replay will expire on May 24, 2023 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,400 professionals and serves companies across the globe.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; the potential effects on our business from the existence of a global endemic or pandemic; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy:

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs (which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations), included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net loss or income the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, severance expense, acquisition contingent consideration, litigation settlements and transaction costs (which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations), included in GAAP net loss or income for the respective periods to determine non-GAAP loss or income before income taxes. Non-GAAP loss or income before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense, income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, asset impairments, stock-based compensation expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs (which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations), included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of March 31,	December 31,
(In thousands, except per share data)	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,643	$91,803
Funds held for customers	25,972	14,945
Accounts receivable, net of allowance of $10,641 and $9,554, respectively	102,760	102,885
Prepaid expenses and other current assets	22,536	20,383
Investment securities available-for-sale, current, at fair value (amortized cost of $11,552 and $11,220, respectively)	11,524	11,173
Total current assets	231,435	241,189
Property and equipment, net of accumulated depreciation	117,444	115,768
Capitalized software, net of accumulated amortization	38,790	39,012
Goodwill and other intangible assets	259,303	257,023
Deferred commissions	15,921	15,463
Deferred income tax asset	43,542	30,938
Operating lease right-of-use assets	16,462	17,187
Other assets	2,621	2,612
Total assets	$725,518	$719,192
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2,500	$2,188
Accounts payable	17,420	14,329
Accrued expenses	55,896	38,234
Customer funds obligations	23,110	12,121
Accrued salaries and benefits	15,142	10,790
Accrued variable compensation	8,045	23,729
Deferred compensation, current	2,352	2,809
Deferred revenue, current	276,004	268,847
Current portion of operating lease liabilities	3,141	4,086
Current portion of finance lease liabilities	75	103
Deferred purchase consideration, current	9,924	19,824
Purchase commitment and contingent consideration liabilities, current	8,340	6,149
Total current liabilities	421,949	403,209
Deferred revenue, net of current portion	7,112	10,289
Debt, net of current portion	46,093	46,709
Operating lease liabilities, net of current portion	20,057	20,421
Finance lease liabilities, net of current portion	—	10
Purchase commitment and contingent consideration liabilities, net of current portion	6,813	8,412
Deferred other liabilities	19	417
Total liabilities	502,043	489,467
Commitments and contingencies
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 53,586 and 50,014 shares issued and outstanding, respectively	53	50
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 97,718 and 100,307 shares issued and outstanding, respectively	98	100
Additional paid in capital	253,566	244,820
(Accumulated deficit) retained earnings	(5,625)	12,507
Accumulated other comprehensive loss	(24,617)	(27,752)
Total stockholders' equity	223,475	229,725
Total liabilities and stockholders' equity	$725,518	$719,192

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three months ended
	March 31,
(In thousands, except per share data)	2023	2022

	(unaudited)
Revenues:
Software subscriptions	$111,014	$97,131
Services	21,737	17,853
Total revenues	132,751	114,984
Cost of revenues:
Software subscriptions	37,403	32,913
Services	14,344	11,953
Total cost of revenues	51,747	44,866
Gross profit	81,004	70,118
Operating expenses:
Research and development	15,862	9,633
Selling and marketing	35,736	27,452
General and administrative	34,310	28,757
Depreciation and amortization	3,741	2,960
Other operating expense, net	284	848
Total operating expenses	89,933	69,650
(Loss) income from operations	(8,929)	468
Interest expense, net	(350)	(6)
(Loss) income before income taxes	(8,579)	474
Income tax expense	9,553	808
Net loss	(18,132)	(334)
Other comprehensive (income) loss:
Foreign currency translation adjustments and revaluations, net of tax	(3,122)	2,049
Unrealized gain on investments, net of tax	(13)	—
Total other comprehensive (income) loss, net of tax	(3,135)	2,049
Total comprehensive loss	$(14,997)	$(2,383)

Net loss attributable to Class A stockholders, basic	$(6,072)	$(95)
Net loss per Class A share, basic	$(0.12)	$(0.00)
Weighted average Class A common stock, basic	50,456	42,349
Net loss attributable to Class A stockholders, diluted	$(6,072)	$(95)
Net loss per Class A share, diluted	$(0.12)	$(0.00)
Weighted average Class A common stock, diluted	50,456	42,349

Net loss attributable to Class B stockholders, basic	$(12,060)	$(239)
Net loss per Class B share, basic	$(0.12)	$(0.00)
Weighted average Class B common stock, basic	100,221	106,807
Net loss attributable to Class B stockholders, diluted	$(12,060)	$(239)
Net loss per Class B share, diluted	$(0.12)	$(0.00)
Weighted average Class B common stock, diluted	100,221	106,807

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	March 31,
(In thousands)	2023	2022

	(unaudited)
Cash flows from operating activities:
Net loss	$(18,132)	$(334)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,942	12,906
Provision for subscription cancellations and non-renewals, net of deferred allowance	697	(279)
Amortization of deferred financing costs	63	53
Change in fair value of contingent consideration liability	200	700
Write-off of deferred financing costs	—	372
Stock-based compensation expense	11,434	4,933
Deferred income tax (benefit) expense	(12,984)	62
Non-cash operating lease costs	726	622
Other	(4)	412
Changes in operating assets and liabilities:
Accounts receivable	(795)	2,688
Prepaid expenses and other current assets	(2,109)	(1,091)
Deferred commissions	(459)	875
Accounts payable	3,065	1,555
Accrued expenses	17,578	3,806
Accrued and deferred compensation	(12,452)	(19,254)
Deferred revenue	4,352	(3,718)
Operating lease liabilities	(1,309)	(763)
Other	(58)	(950)
Net cash provided by operating activities	6,755	2,595
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(474)
Property and equipment additions	(13,313)	(13,873)
Capitalized software additions	(4,007)	(2,912)
Purchase of investment securities, available-for-sale	(3,491)	—
Proceeds from maturities of investment securities, available-for-sale	3,250	—
Net cash used in investing activities	(17,561)	(17,259)
Cash flows from financing activities:
Net increase in customer funds obligations	10,989	1,046
Proceeds from term loan	—	50,000
Principal payments on long-term debt	(313)	—
Payments for deferred financing costs	—	(993)
Payments for taxes related to net share settlement of stock-based awards	(3,681)	(337)
Proceeds from exercise of stock options	1,490	600
Distributions under Tax Sharing Agreement	—	(536)
Payments of finance lease liabilities	(16)	—
Payments for deferred purchase commitments	(10,000)	(10,000)
Net cash (used in) provided by financing activities	(1,531)	39,780
Effect of exchange rate changes on cash, cash equivalents and restricted cash	204	(83)
Net (decrease) increase in cash, cash equivalents and restricted cash	(12,133)	25,033
Cash, cash equivalents and restricted cash, beginning of period	106,748	98,206
Cash, cash equivalents and restricted cash, end of period	$94,615	$123,239
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$68,643	$97,340
Restricted cash—funds held for customers	25,972	25,899
Total cash, cash equivalents and restricted cash, end of period	$94,615	$123,239

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended
	March 31,
(Dollars in thousands, except per share data)	2023	2022
Non-GAAP cost of revenues, software subscriptions	$23,972	$22,770
Non-GAAP cost of revenues, services	$13,508	$11,547
Non-GAAP gross profit	$95,271	$80,667
Non-GAAP gross margin	71.8%	70.2%
Non-GAAP research and development expense	$13,628	$9,519
Non-GAAP selling and marketing expense	$32,072	$25,631
Non-GAAP general and administrative expense	$29,285	$26,233
Non-GAAP operating income	$16,461	$16,176
Non-GAAP net income	$12,524	$12,056
Non-GAAP diluted EPS	$0.08	$0.08
Adjusted EBITDA	$20,202	$19,136
Adjusted EBITDA margin	15.2%	16.6%
Free cash flow	$(10,565)	$(14,190)
Free cash flow margin	(8.0)%	(12.3)%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended
	March 31,
(Dollars in thousands)	2023	2022
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$37,403	$32,913
Stock-based compensation expense	(996)	(446)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(12,435)	(9,697)
Non-GAAP cost of revenues, software subscriptions	$23,972	$22,770

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$14,344	$11,953
Stock-based compensation expense	(836)	(406)
Non-GAAP cost of revenues, services	$13,508	$11,547

Non-GAAP Gross Profit:
Gross profit	$81,004	$70,118
Stock-based compensation expense	1,832	852
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	12,435	9,697
Non-GAAP gross profit	$95,271	$80,667

Non-GAAP Gross Margin:
Total Revenues	$132,751	$114,984
Non-GAAP gross margin	71.8%	70.2%

Non-GAAP Research and Development Expense:
Research and development expense	$15,862	$9,633
Stock-based compensation expense	(2,234)	(114)
Non-GAAP research and development expense	$13,628	$9,519

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$35,736	$27,452
Stock-based compensation expense	(2,898)	(1,572)
Amortization of acquired intangible assets – selling and marketing expense	(766)	(249)
Non-GAAP selling and marketing expense	$32,072	$25,631

Non-GAAP General and Administrative Expense:
General and administrative expense	$34,310	$28,757
Stock-based compensation expense	(4,470)	(2,395)
Severance expense	(555)	(122)
Transaction costs	—	(7)
Non-GAAP general and administrative expense	$29,285	$26,233

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended
	March 31,
(In thousands, except per share data)	2023	2022
Non-GAAP Operating Income:
Loss (income) from operations	$(8,929)	$468
Stock-based compensation expense	11,434	4,933
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	12,435	9,697
Amortization of acquired intangible assets – selling and marketing expense	766	249
Severance expense	555	122
Acquisition contingent consideration	200	700
Transaction costs	—	7
Non-GAAP operating income	$16,461	$16,176

Non-GAAP Net Income:
Net loss	$(18,132)	$(334)
Income tax expense	9,553	808
Stock-based compensation expense	11,434	4,933
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	12,435	9,697
Amortization of acquired intangible assets – selling and marketing expense	766	249
Severance expense	555	122
Acquisition contingent consideration	200	700
Transaction costs	—	7
Non-GAAP income before income taxes	16,811	16,182
Income tax adjustment at statutory rate	(4,287)	(4,126)
Non-GAAP net income	$12,524	$12,056

Non-GAAP Diluted EPS:
Non-GAAP net income	$12,524	$12,056
Weighted average Class A and B common stock, diluted	158,881	158,117
Non-GAAP diluted EPS	$0.08	$0.08

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended
	March 31,
(Dollars in thousands)	2023	2022
Adjusted EBITDA:
Net loss	$(18,132)	$(334)
Interest expense (income), net	(350)	(6)
Income tax expense	9,553	808
Depreciation and amortization - property and equipment	3,741	2,960
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	12,435	9,697
Amortization of acquired intangible assets - selling and marketing expense	766	249
Stock-based compensation expense	11,434	4,933
Severance expense	555	122
Acquisition contingent consideration	200	700
Transaction costs	—	7
Adjusted EBITDA	$20,202	$19,136

Adjusted EBITDA Margin:
Total revenues	$132,751	$114,984
Adjusted EBITDA margin	15.2%	16.6%

	Three months ended
	March 31,
(Dollars in thousands)	2023	2022
Free Cash Flow:
Cash provided by operating activities	$6,755	$2,595
Property and equipment additions	(13,313)	(13,873)
Capitalized software additions	(4,007)	(2,912)
Free cash flow	$(10,565)	$(14,190)

Free Cash Flow Margin:
Total revenues	$132,751	$114,984
Free cash flow margin	(8.0)%	(12.3)%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

ir@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com